POWER OF ATTORNEY
Know all men by these presents, that each person whose signature appears below constitutes and appoints jointly and severally, Jong S. Whang and Bradley C. Anderson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement or registration statements on Form S-3 and any and all amendments (including post-effective amendments) and supplements, with all exhibits thereto, and other documents in connection therewith, to be filed by Amtech, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), resales of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) delivered or to be delivered by the Company in connection with the Company's entry into a Stock Purchase and Sale Agreement for the acquisition of a 55% ownership interest in Kingstone Technology Hong Kong Limited, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set forth below.

Signature	Title	Date
/s/Jong S. Whang Jong S. Whang	Chairman and Chief Executive Officer (principal executive officer)	August 4, 2011
/s/Bradley C. Anderson Bradley C. Anderson	Executive Vice President - Finance and Chief Financial Officer (principal financial officer)	August 4, 2011
/s/Robert T. Hass Robert T. Hass	Vice President and Chief Accounting Officer (principal accounting officer)	August 4, 2011
/s/Michael Garnreiter Michael Garnreiter	Director	August 4, 2011
/s/Alfred W. Giese Alfred W. Giese	Director	August 4, 2011
/s/Egbert J. G. Goudena Egbert J. G. Goudena	Director	August 4, 2011
/s/SooKap Hahn SooKap Hahn	Director	August 4, 2011
/s/Robert F. King Robert F. King	Director	August 4, 2011